Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner/ Kate Thompson/ Lyle Weston 212-355-4449

CODI Announces Strengthened Capital Structure

Increases Financial Flexibility and Deepens Competitive Advantage

WESTPORT, Conn. – November 17, 2021 -- Compass Diversified (NYSE: CODI), an owner of leading middle market businesses, today provided an update on its capital structure.

Compass Group Diversified Holdings LLC’s (the “Company” and, together with Compass Diversified, “CODI”) completed its previously announced offering of $300 million in aggregate principal amount of 5.000% senior unsecured notes due 2032 (the “Notes”) in a private offering. In conjunction with the completion of this offering, CODI has reduced its revolver borrowings by $297 million and now has access to approximately $583 million of its $600 million revolving credit facility.

“We are very pleased to have completed this offering, which is yet another demonstration of our commitment to deepening our competitive advantage through the pursuit of a lower weighted average cost of capital,” said Elias Sabo, CEO of Compass Diversified. “By extending our debt maturities and increasing our flexibility, we believe CODI remains poised to efficiently deploy capital in pursuit of new acquisitions while also investing in its subsidiaries to achieve both short and long-term growth goals. We are confident that our permanent capital advantage, supported by our strengthened balance sheet, positions us well to create considerable, long-term value for shareholders.”

About Compass Diversified (“CODI”)
CODI owns and manages a diverse set of highly defensible North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.
Leveraging its permanent capital base, long-term disciplined approach and actionable expertise, CODI maintains controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. CODI provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in its long-term growth and has consistently generated strong returns through its culture of transparency, alignment and accountability.

Our ten majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The design and manufacture of custom packaging, insulation and componentry (Altor Solutions);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design, engineering and marketing of dial based fit systems delivering a scientifically proven performance advantage for athletes (BOA Technology);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby)

•	The design, manufacture, and marketing of high-end, one-of-a-kind jewelry (Lugano Diamonds);

•	The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

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The manufacture and marketing of portable food warming systems used in the foodservice industry, creative indoor and outdoor lighting, and home fragrance solutions for the consumer markets (Sterno); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).
Forward Looking Statements
This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI. Words such as “believes,” “seek,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2020, as supplemented by the risk factor discussion in the Form 10-Q filed by CODI with the SEC for the quarter ended September 30, 2021, and other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.